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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     As Independent Public Accountants we hereby consent to the incorporation of our reports dated February 11, 1997, appearing on pages 67 and 69 of the Annual Report on Form 10-K, into the company's previously filed Registration Statements on Form S-3 (Nos. 33-60406, 33-57167 and 33-39466) and on Form S-8 (Nos. 33-45525, 33-50260, 33-45074, 33-52094 and 333-19671). It should be noted
that we have not audited any financial statements of UtiliCorp United Inc. subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our reports.

ARTHUR ANDERSEN LLP

Kansas City, Missouri
March 14, 1997